Exhibit (24)

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of Millipore Corporation (the "Corporation"), do hereby constitute and appoint John A. Gilmartin and Geoffrey Nunes and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation the Form 10-K Annual Report of the Corporation for the fiscal year ended December 31, 1993, and all such additional instruments related thereto which such attorneys and agents may deem to be necessary and desirable to enable the Corporation to comply with the requirements of the Securities Exchange Act of 1934, as amended, and any regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder in connection with the preparation and filing of said Form 10-K Annual Report, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such Directors and Officers on his behalf, as such Director or Officer, as indicated below to the said Form 10-K Annual Report or documents filed or to be filed as a part of or in connection with such Form 10-K Annual Report; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.


SIGNATURE                TITLE                    DATE


/s/ John A. Gilmartin    Chairman, President      February 10, 1994
John A. Gilmartin        Chief Executive Officer
                         and Director


/s/ Charles D. Baker     Director                 February 10, 1994
Charles D. Baker


____________________     Director                 February ____, 1994
Samuel C. Butler


/s/ Mark Hoffman         Director                 February 10, 1994
Mark Hoffman


/s/ Gerald D. Laubach    Director                 February 10, 1994
Gerald D. Laubach

Power of Attorney
Page 2



SIGNATURE                TITLE                    DATE


/s/ Steven Muller             Director            February 10, 1994
Steven Muller


/s/ Thomas O. Pyle            Director            February 10, 1994
Thomas O. Pyle


/s/John F. Reno               Director            February 10, 1994
John F. Reno


/s/ James L. Vincent          Director            February 10, 1994
James L. Vincent


/s/ Warren E. Wacker          Director            February 10, 1994
Warren E.C. Wacker